FOR IMMEDIATE RELEASE

Roadrunner Transportation Systems Closes on New $292 Million Lending Facility
and Announces New Board Members

Downers Grove, IL (BUSINESS WIRE)-July 24, 2017 -- Roadrunner Transportation Systems, Inc. (“Roadrunner”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, today announced that it has closed a new five-year $292 million asset-based lending facility (“ABL”) provided by BMO Harris Bank, JPMorgan Chase and Wells Fargo Capital Finance. Raymond James served as financial advisor to Roadrunner on this transaction.
The ABL consists of a $200 million revolver secured by accounts receivable and spare parts inventory, a $57 million term loan secured by transportation equipment, and a $35 million deferred draw term loan for future transportation equipment financing. The initial proceeds from this facility were used for working capital purposes and to redeem all outstanding shares of Roadrunner’s Series F Cumulative Redeemable Preferred Stock originally issued in early May.
Roadrunner also announced that it has added Scott L. Dobak and Ralph “Cody” Kittle to its board of directors. Scott Dobak is the Chief Executive Officer of Dicom Transportation Group, a Montreal-based provider of express, freight and logistics services to business in the U.S. and Canada. Cody Kittle is an analyst at Elliott Management Corporation, a multi-strategy investment fund based in New York.
“As planned, we have successfully closed on a new ABL facility which completes the last key step in our recapitalization. We now have the financing and capital in place to support our current business levels and organic growth over the next five years,” said Curt Stoelting, Chief Executive Officer.
Stoelting continued, “We are also excited to add Scott Dobak and Cody Kittle to our board of directors. Scott is a 30-year transportation industry veteran, having served in various management roles at YRC Worldwide and with Roadrunner, where he led our LTL and third party logistics businesses for six years until December 2013 when he joined Dicom. Cody brings tremendous financial expertise and strategic experience having worked in investment banking at J.P. Morgan and in private equity at Wind Point Partners prior to joining Elliott Management.”

About Roadrunner Transportation Systems, Inc.
Roadrunner is a leading asset-right transportation and asset-light logistics service provider offering a full suite of solutions under the Roadrunner Freight, Roadrunner Express, Roadrunner Temperature Controlled, Roadrunner Truckload Plus, Roadrunner Intermodal Services and Ascent Global Logistics® brands. The Roadrunner brand offers solutions including less-than-truckload, air and ground domestic and cross-border expedite, dry van and temperature controlled truckload logistics and intermodal services. The Ascent Global Logistics brand offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events or performance. Forward-looking statements include, among others, statements regarding the ability of Roadrunner’s financing and capital to support its current business levels and organic growth over the next five years. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,”

“anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner’s current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements, to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, the risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

Contact
Roadrunner Transportation Systems, Inc.
Paula Harte
331-903-4256

Reputation Partners
Marilyn Vollrath
414-376-8834
ir@rrts.com